Exhibit 32

SECTION 1350 CERTIFICATION

In connection with the Quarterly Report of Swift Transportation Co., Inc. (the “Company”) for the period ended September 30, 2004 as filed on Form 10-Q with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2004

/s/ Jerry Moyes

Jerry Moyes
Chairman, President and Chief Executive Officer
(Principal Executive Officer)

/s/ William F. Riley III

William F. Riley III
Chief Financial Officer
(Principal Financial Officer)